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As filed with the Securities and Exchange Commission on November 21, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RINKER GROUP LIMITED
ABN 53 003 433 118
(Exact name of registrant as specified in its charter)

New South Wales, Australia (State of incorporation)	Not applicable (I.R.S. Employer Identification Number)

Level 8, Tower B, 799 Pacific Highway, Chatswood, NSW 2067, Australia
(Address of Principal Executive Offices) (Zip Code)

RINKER MATERIALS CORPORATION PROFIT SHARING 401(K) PLAN
(Full Title of the Plan)

Tom Burmeister, Chief Financial Officer
Rinker Group Limited
c/o Rinker Materials Corporation
1501 Belvedere Road
West Palm Beach, Florida 33406
(800) 226-5521
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Ordinary shares of Rinker Group Limited represented by American Depositary Shares, evidenced by American Depositary Receipts, each American Depositary Share representing 10 ordinary shares.	30,000,000 ordinary shares	$4.3325	$129,975,000	$10,515

(1)
This registration statement also covers such indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for purposes of calculating the registration fee and computed, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the American Depositary Shares each representing ten (10) ordinary shares on the New York Stock Exchange on November 18, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The documents listed below are incorporated by reference into and made a part of this registration statement. In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

  (a)
  The registrant's registration statement on Form 20-F filed September 26, 2003;

  (b)
  The registrant's current reports on Form 6-K filed on October 30, 2003, November 5, 2003 and November 21, 2003, and future current reports on Form 6-K, but only to the extent indicated in those reports;

  (c)
  All annual reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since September 26, 2003; and

  (d)
  The description of the registrant's ordinary shares contained in its registration statement on Form 20-F filed September 26, 2003, and the description of the registrant's American Depositary Shares (each of which represents ten ordinary shares and which are evidenced by American Depositary Receipts), contained in its registration statement on Form 8-A filed October 10, 2003, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Constitution of the registrant provides that to the extent permitted by law, the registrant must indemnify, on a full indemnity basis, each current and former director, secretary or executive officer of the registrant, and such other officers or former officers of the registrant or its subsidiaries as the directors in each case determine, against all losses, liabilities, costs, charges and expenses incurred by them in their capacity as an officer of the registrant or of a subsidiary. In addition, each director entered into a deed of indemnity, insurance and access with the registrant upon appointment. Such deeds: (a) provide for the aforementioned indemnity; (b) require the registrant to cause directors' and officers' insurance policies to be made available during the term of the directorship and for seven years thereafter; and (c) require the registrant to maintain copies of board papers for at least seven years from the date of the relevant meeting and, in certain circumstances, to make copies of such papers available to the director after he or she has ceased to be a director, for the purpose of defending a claim against such former director.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

23.1
Consent of KPMG LLP

23.2
Consent of Deloitte Touche Tohmatsu

24
Power of Attorney

Undertaking:	The registrant will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the plan.

Item 9. Undertakings

        *(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        *(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        *(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

*
Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatswood, State of New South Wales, Commonwealth of Australia, as of the 21st day of November, 2003.

RINKER GROUP LIMITED
By:	/s/ PETER ABRAHAM
	Name:	Peter Abraham
	Title:	Company Secretary and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 21st day of November, 2003.

Signature	Title

* David Clarke	Principal Executive Officer and Director
* Tom Burmeister	Principal Financial and Accounting Officer and Authorized Representative in the United States
* John Morschel	Chairman of the Board of Directors
* John Arthur	Director
* Marshall Criser	Director
* John Ingram	Director
* Walter Revell	Director

*Pursuant to Power of Attorney

By:	/s/ PETER ABRAHAM Peter Abraham, Attorney-in-Fact

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on November 21, 2003.

RINKER MATERIALS CORPORATION PROFIT SHARING 401(K) PLAN

By:	/s/ IRA FIALKOW
Name:	Ira Fialkow
Title:	Vice President, Rinker Materials Corporation

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES